Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:October 18, 2018

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

ANNOUNCES BRIAN J. CALI NAMED CHAIRMAN OF THE BOARD

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) (the “Company”) and its banking subsidiary Fidelity Deposit and Discount Bank (the “Bank”), announced that Brian J. Cali, Esquire has been named Chairman of the Board of both the Company and the Bank effective immediately. Mr. Cali succeeds Patrick J. Dempsey who will continue as a director of the Company and the Bank. Mr. Dempsey was also designated by the Boards as Chairman Emeritus.

Mr. Dempsey stated, “Given Fidelity’s outstanding operational and financial performance, the strong increase in the stock price over the past year since becoming listed on The Nasdaq Global Market, and our continued commitment to strategic planning, I concluded it was an appropriate time to retire as Chairman of the Boards, and the Boards decided it was a perfect point to transition board leadership to Brian. Over Brian’s 17 years of serving on the Boards, he has earned the confidence and respect of the Boards as a visionary director for the Company and a sound decision maker. We look forward to continued prosperity and performance under his stewardship.”

“On behalf of the Board of Directors, I want to thank Pat for his many years of committed service as Chairman of the Board,” said Mr. Cali. “During his tenure, he has successfully guided Fidelity through many challenging times and leadership transitions and became a key mentor to President and Chief Executive Officer, Daniel J. Santaniello. His dedication and devotion has well positioned us for future success.” Mr. Cali continued, “I look forward to this challenging role as Fidelity continues execution of its strategic plan to be the best bank.”

“During my tenure as President and CEO, Mr. Dempsey has played an invaluable role in the success of the Company.  I am very pleased that he will continue to maintain a role as a board member and Chairman Emeritus” stated Mr. Santaniello “I have known Brian for years and look forward to working with him in his new role as Chairman. As Fidelity moves forward, we are fortunate to have an experienced and talented Board of Directors guiding us along the way.”

About Fidelity D & D Bancorp, Inc.:

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisors to the customers served by The Fidelity Deposit and Discount Bank, and is proud to be an active member of the community of Northeastern Pennsylvania. The Company serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 10 community banking office locations providing personal and business banking products and services, including wealth management assistance through fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services. The Bank provides 24 hour, 7 day a week service to customers through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•

the impact of new or changes in existing laws and regulations, including the Tax Cuts and Jobs Act and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;

•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.